EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for First Quarter Fiscal 2016

MINNEAPOLIS, Jan. 07, 2016 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ:NTIC) today reported its financial results for the first quarter of fiscal 2016.  Highlights of NTIC’s financial and operating results include:

  NTIC’s consolidated net sales decreased 2.6% to $7,024,437 during the first quarter of fiscal 2016 compared to $7,214,095 during the same period in fiscal 2015.

  Sales of ZERUST® products decreased 4.2% to $5,977,682 compared to $6,238,071 for the three months ended November 30, 2014.  This decrease was due to lower sales in North America to existing customers of new and existing products, which were partially offset by increases in sales in China of new and existing products through NTIC (Shanghai) Co., Ltd (NTIC China).  NTIC also strategically targets market areas with specific corrosion issues that offer sizable growth opportunities, including the oil and gas industry.  NTIC’s consolidated net sales for the three months ended November 30, 2015 included $340,239 of sales made to customers in the oil and gas industry compared to $502,192 for the three months ended November 30, 2014.  The majority of the decrease in sales to this market sector was due to there being only $2,517 in oil and gas industry related sales in Brazil, compared to $104,647 for the three months ended November 30, 2014. Overall demand for ZERUST® products and services depends heavily on the overall health of the market segments to which NTIC sells its products, including the automotive, oil and gas, agriculture, and mining markets in particular.

  During the three months ended November 30, 2015, 14.9% of NTIC’s consolidated net sales were derived from sales of Natur-Tec® products compared to 13.5% during the three months ended November 30, 2014.  Net sales of Natur-Tec® products increased 7.2% during the three months ended November 30, 2015 compared to the three months ended November 30, 2014 primarily due to an increase in finished product sales in North America and finished product sales at NTIC’s majority-owned subsidiary in India, Natur-Tec India Private Limited (Natur-Tec India).

  Joint venture operating income decreased 34.0% to $2,469,182 during the first quarter of fiscal 2016 compared to $3,740,353 during the same period in fiscal 2015. This decrease was primarily due to decreases associated with the anticipated liquidation of Tianjin Zerust, NTIC’s former joint venture in China, as well as significant declines in the value of key foreign currencies (including the Euro) compared to the U.S. dollar. NTIC’s equity in income of joint ventures decreased 38.8% to $983,753 during the three months ended November 30, 2015 compared to $1,606,683 during the three months ended November 30, 2014.  NTIC recognized a 30.4% decrease in fees for services provided to joint ventures during the three months ended November 30, 2015 compared to the three months ended November 30, 2014 primarily due to the anticipated liquidation of Tianjin Zerust.  Fees for services provided to Tianjin Zerust decreased $516,139 to $0 during the three months ended November 30, 2015 compared to $516,139 during the three months ended November 30, 2014.

  Total net sales of NTIC’s joint ventures decreased 24.9% to $21,871,209 during the three months ended November 30, 2015 compared to $29,120,852 for the three months ended November 30, 2014 due primarily to the anticipated liquidation of Tianjin Zerust and the adverse effects of foreign currency exchange rate shifts, including in particular, the Euro compared to the U.S. dollar.

  NTIC’s total operating expenses increased 4.3% to $4,703,787 during the three months ended November 30, 2015 compared to $4,510,179 for the three months ended November 30, 2014.  This increase was primarily due to $504,385 in expenses related to the formation and establishment of NTIC China and the anticipated liquidation of Tianjin Zerust.

  Net (loss) income attributable to NTIC decreased 123.2% to a net loss of $(234,351), or $(0.05), per diluted common share, for the three months ended November 30, 2015 compared to net income of $1,008,265, or $0.22 per diluted common share, for the three months ended November 30, 2014.

This decrease in earnings was primarily a result of the three factors: (1) the change in NTIC’s Chinese operations; (2) the effect of foreign currency exchange rate fluctuations, particularly between the Euro and U.S. dollar; and (3) the decrease in sales and gross profit contribution of ZERUST® products. NTIC incurred $486,041 in expenses related to the termination of its license agreement with Tianjin Zerust and formation of NTIC China, through which NTIC now conducts business in China. These expenses, together with the lost equity income and fees for services that NTIC did not receive due to the termination of the license agreement in fiscal 2015, equaled a net negative pre-tax impact on NTIC’s earnings of approximately $862,000, or $0.19 per share, for the first quarter of fiscal 2016. NTIC estimates that the pre-tax impact of the weakening Euro and other currencies compared to the U.S. dollar on its joint venture operating income was approximately $175,809, or $0.04 per share, in the first quarter of fiscal 2016.

“The first quarter of fiscal 2016 was certainly disappointing due to a number of key factors, including the extensive business interference and litigation related to the termination of our previous joint venture in China, the significant decline in the value of key foreign currencies vis-à-vis the U.S. dollar, renewed instability in global oil prices, and a soft agricultural equipment manufacturing sector,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC. “We continued to see strong positive movement in both China and the North American oil and gas sector. However, we do not expect these factors to positively affect our operating results before our third fiscal quarter.”

NTIC’s consolidated net sales decreased 2.6% to $7,024,437 during the three months ended November 30, 2015 compared to the three months ended November 30, 2014.  This decrease was primarily a result of a decrease in net sales to joint ventures. NTIC’s consolidated net sales to unaffiliated customers excluding NTIC’s joint ventures increased 0.3% to $6,501,410 during the three months ended November 30, 2015 compared to the same period in fiscal 2015.  This increase was primarily a result of increased demand from the addition of new customers at NTI China and an increase in sale of our Natur-Tec® products.  Net sales to joint ventures decreased 28.7% to $523,027 during the three months ended November 30, 2015 compared to the same period in fiscal 2015. This decrease was primarily a result of lower demand for our ZERUST®products and services and adverse effects of foreign currency exchange rates.

The following table sets forth NTIC’s net sales by product category for the three months ended November 30, 2015 and 2014 by segment:

	Three Months Ended
	November 30,	November 30,	$	%
	2015	2014	Change	Change
Total ZERUST® sales	$5,977,682	$6,238,071	$(260,389)	(4.2%)
Total Natur-Tec® sales	1,046,755	976,024	70,731	7.2%
Total net sales	$7,024,437	$7,214,095	$(189,658)	(2.6%)

During the three months ended November 30, 2015, 85.1% of NTIC’s consolidated net sales were derived from sales of ZERUST®products and services, which decreased 4.2% to $5,977,682 during the three months ended November 30, 2015 compared to $6,238,071 during the same period in fiscal 2015.  NTIC has strategically focused its sales efforts for ZERUST®products and services on customers with sizeable corrosion problems in industry sectors that offer sizable growth opportunities, including the oil and gas sector.

The following table sets forth NTIC’s net sales of ZERUST®products for the three months ended November 30, 2015 and 2014:

	Three Months Ended
	November 30,	November 30,	$	%
	2015	2014	Change	Change
ZERUST® industrial net sales	$5,119,093	$5,002,775	$116,318	2.3%
ZERUST® joint venture net sales	518,350	733,104	(214,754)	(29.3%)
ZERUST® oil & gas net sales	340,239	502,192	(161,953)	(32.2%)
Total ZERUST® net sales	$5,977,682	$6,238,071	$(260,389)	(4.2%)

NTIC anticipates that its sales of ZERUST® products and services into the oil and gas industry will continue to remain subject to significant volatility from quarter to quarter as sales are recognized.

Mr. Lynch added, “Winter weather and low oil prices have postponed certain North American order installations, which we believe will continue until our third fiscal quarter. At the same time, we are quite pleased with the significant increase in interest for our proprietary ZERUST® Oil & Gas solutions in the Middle East, Africa and India. We are also pleased that our Natur-Tec® business continued to grow according to plan in both the U.S. and India.”

NTIC’s working capital was $14,756,128 at November 30, 2015, including $3,072,015 in cash and cash equivalents and $528,867 in available for sale securities, compared to $15,603,771 at August 31, 2015, including $2,623,981 in cash and cash equivalents and $2,027,441 in available for sale securities.

Outlook

NTIC lowered its annual financial guidance and now expects for the fiscal year ending August 31, 2016 its net sales to range between $34 million and $37.0 million and its net income to range between $2.0 million to $3.2 million, or between $0.40 and $0.70 per diluted share.

These estimates are subject to significant risks and uncertainties, including without limitation risks and uncertainties related to the change in NTIC’s Chinese operations, pending litigation against NTIC’s former Chinese joint venture partner, a possible future impairment charge on NTIC’s investment in Tianjin Zerust, and other risks and uncertainties.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the first quarter of fiscal 2016 and its future outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 6500805.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations regarding its financial guidance for fiscal 2016 and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,”“would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order:  the effect on NTIC’s business and operating results of the termination of NTIC’s joint venture relationship in China and sale of products and services in China through NTIC China, including without limitation a possible future impairment of NTIC’s investment in Tianjin Zerust; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its pending litigation against its former Chinese joint venture partner and Cortec Corporation; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or NTIC’s other joint ventures on NTIC’s business and operating results; risks related to the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to Petrobras and other customers and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF NOVEMBER 30, 2015 (UNAUDITED)
AND AUGUST 31, 2015 (AUDITED)
	November 30, 2015	August 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,072,015	$2,623,981
Available for sale securities	528,867	2,027,441
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts
of $40,000 at November 30, 2015 and August 31, 2015	3,637,387	4,027,167
Trade joint ventures	599,616	645,377
Fees for services provided to joint ventures	1,496,054	1,449,162
Income taxes	323,817	198,462
Inventories	7,628,754	7,468,441
Prepaid expenses	573,018	411,473
Deferred income taxes	424,108	424,108
Total current assets	18,283,636	19,275,612

PROPERTY AND EQUIPMENT, NET	7,394,484	7,293,163

OTHER ASSETS:
Investments in joint ventures	20,369,002	20,544,238
Investments at carrying value	1,883,668	1,883,668
Deferred income taxes	1,175,928	1,176,012
Patents and trademarks, net	1,245,060	1,262,219
Other	240,913	130,736
Total other assets	24,914,571	24,996,873
Total assets	$50,592,691	$51,565,648

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	2,324,787	2,101,175
Accrued liabilities:
Payroll and related benefits	768,783	1,056,257
Other	433,938	514,409
Total current liabilities	3,527,508	3,671,841

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000
shares; issued and outstanding 4,538,317 and 4,539,045, respectively	90,766	90,781
Additional paid-in capital	13,550,424	13,441,264
Retained earnings	34,288,520	34,522,871
Accumulated other comprehensive loss	(4,049,004)	(3,180,811)
Stockholders’ equity	43,880,706	44,874,105
Non-controlling interest	3,184,477	3,019,702
Total equity	47,065,183	47,893,807
Total liabilities and equity	$50,592,691	$51,565,648

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS(UNAUDITED)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2015 AND 2014
	Three Months Ended
	November 30, 2015	November 30, 2014
NET SALES:
Net sales, excluding joint ventures	$6,501,410	$6,480,991
Net sales, to joint ventures	523,027	733,104
Total net sales	7,024,437	7,214,095

Cost of goods sold	4,875,423	4,806,611
Gross profit	2,149,014	2,407,484

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	983,753	1,606,683
Fees for services provided to joint ventures	1,485,429	2,133,670
Total joint venture operations	2,469,182	3,740,353

OPERATING EXPENSES:
Selling expenses	1,525,083	1,394,887
General and administrative expenses	1,857,613	1,538,262
Expenses incurred in support of joint ventures	316,994	527,117
Research and development expenses	1,004,097	1,049,913
Total operating expenses	4,703,787	4,510,179

OPERATING (LOSS) INCOME	(85,591)	1,637,658

INTEREST INCOME	14,173	15,127
INTEREST EXPENSE	(4,726)	(5,005)

(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(76,144)	1,647,780

INCOME TAX (BENEFIT) EXPENSE	(3,502)	183,684

NET (LOSS) INCOME	(72,642)	1,464,096

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	161,709	455,831

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC	$(234,351)	$1,008,265

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$(0.05)	$0.22
Diluted	$(0.05)	$0.22

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	4,538,371	4,518,973
Diluted	4,538,371	4,659,621

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600